Exhibit 10.2

AGREED FORM

SHAREHOLDERS AGREEMENT

Maison AI Hong Kong Company

Dated [●]

ATTACHED AS THE AGREED FORM TO THE FORMATION, SUBSCRIPTION AND SOFTWARE CONTRIBUTION AGREEMENT

PARTIES

1.	AZLL LLC, a corporation with its principal office at 8 W. Grant Rd., Tucson, Arizona 85705 (“AZLL”).

2.	HANGZHOU SHENGXIANBAO TECHNOLOGY CO., LTD. (Chinese legal name: 杭州升鲜宝科技有限公司), a limited liability company established under the laws of the People’s Republic of China, with Unified Social Credit Code 91330108MA2GL8UB25 and its registered address at Room 37746, 3rd Floor, No. 1040 Yueming Road, Changhe Subdistrict, Binjiang District, Hangzhou, Zhejiang Province, People’s Republic of China (“SXB”).

3.	YIWU YANGHAN E-COMMERCE FIRM (Chinese legal name: 义乌市漾晗电子商务商行（个体工商户）), an individual industrial and commercial household established under the laws of the People’s Republic of China, with Unified Social Credit Code 92330782MAK9LQD77W and its registered business address at Room 301, No. 3, Building 131, Xinglong Community, Futian Subdistrict, Yiwu, Jinhua, Zhejiang Province, People’s Republic of China (“Yiwu Yanghan”).

4.	MAISON AI LIMITED, a private company limited by shares incorporated in Hong Kong, or the company incorporated under another approved name pursuant to the Formation Agreement (the “Company”).

AZLL, SXB and Yiwu Yanghan are referred to collectively as the “Shareholders” and individually as a “Shareholder.”

The Shareholders and the Company are referred to collectively as the “Parties” and individually as a “Party”.

STATUS OF THIS DOCUMENT: This document is an agreed form attached to the Formation, Subscription and Software Contribution Agreement. It is not effective and is not to be signed before incorporation of the Company. It shall become effective only as provided in Clause 14.1 after execution by the Company and all Shareholders and completion of the initial allotment and issuance of Shares.

RECITALS

(A)	AZLL, SXB and Yiwu Yanghan have agreed to subscribe for Shares under the Formation, Subscription and Software Contribution Agreement dated [●] 2026 (the “Formation Agreement”).

(B)	The Shareholders and the Company wish to regulate the ownership, management and transfer of Shares in the Company.

(C)	This Agreement was agreed in form before incorporation of the Company and is being executed at Closing in accordance with the Formation Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND PRIORITY

1.1	Capitalized terms not defined here have the meanings given in the Formation Agreement. “Affiliate” means a person that directly or indirectly controls, is controlled by, or is under common control with another person. “Related Party” means, in relation to a person, any Affiliate of that person and any director, officer, employee, shareholder, member, partner, trustee, beneficiary, immediate family member or other person acting in concert with, or for the benefit of, that person.

1.2	If this Agreement conflicts with the Articles, the Shareholders shall exercise their rights to amend the Articles so far as legally permissible. The Articles govern the Company as a matter of corporate law until amended.

2.	BUSINESS AND MANAGEMENT

2.1	The Company shall carry on the business described in the Formation Agreement and any related business approved by Shareholders holding more than 50% of the issued Shares.

2.2	The Company shall be managed in accordance with the Articles and applicable law, subject to the ultimate control of Shareholders through the exercise of voting rights in proportion to their shareholdings.

2.3	As the holder of a majority of the issued Shares, AZLL shall retain control of the Company for operational, strategic and financial-reporting purposes.

3.	SHAREHOLDER VOTING AND CONTROL

3.1	Each Share carries one vote. A Shareholder’s voting power shall be strictly proportionate to the number of Shares held by that Shareholder.

3.2	Except where a higher threshold is mandatorily required by applicable law or expressly stated in this Agreement, all Shareholder decisions shall be approved by Shareholders holding more than 50% of the issued Shares.

3.3	AZLL, as the majority Shareholder, may exercise control over all matters submitted to Shareholders and may determine the Company’s strategic direction, financing, operations, technology, products, contracts, banking and other business matters, subject to applicable law.

3.4	Neither SXB nor Yiwu Yanghan shall have any separate consent, veto, nomination or approval right by reason only of its status as a minority Shareholder.

3.5	Nothing in this Agreement shall be interpreted to grant any Shareholder voting rights disproportionate to its shareholding.

4.	NO MINORITY VETO RIGHTS

4.1	Except where a higher voting threshold is mandatorily required by applicable law, the Company may take any action approved by Shareholders holding more than 50% of the issued Shares.

4.1.1	No matter shall require the separate approval of SXB or Yiwu Yanghan, and neither shall have any contractual veto right over any action of the Company or AZLL.

4.1.2	Any protection that cannot lawfully be waived shall apply only to the minimum extent required by applicable law.

4.1.3	No Shareholder shall be required to contribute additional capital or provide a guarantee unless that Shareholder separately agrees in writing.

4.1.4	Transactions involving MSS, AZLL or any Affiliate may be approved in the same manner as other Company matters, subject to applicable law and any non-waivable duties.

4.1.5	A sale of all or substantially all of the Company’s business, assets or Software may be approved by Shareholders holding more than 50% of the issued Shares or completed in connection with a transaction under Clause 9.

4.1.6	A voluntary winding up, solvent reorganization or similar transaction may be approved by the voting threshold required under applicable law.

4.2	The Parties acknowledge that AZLL’s majority shareholding is intended to confer effective control and that the minority Shareholders have only the economic and other rights expressly set out in this Agreement or required by mandatory law.

5.	INFORMATION AND REPORTING

5.1	The Company shall maintain proper books and records and provide each Shareholder with annual financial statements within a reasonable period after each financial year end.

5.2	The Company shall provide MSS and AZLL with all monthly, quarterly and annual information reasonably required for consolidation, audit, SEC reporting, internal control and tax compliance, within the timelines specified by AZLL.

5.3	A Shareholder may request additional information reasonably related to its investment, subject to confidentiality, legal privilege, data-protection requirements and the Company’s ordinary operations.

6.	NEW SECURITIES

6.1	The Company may issue new Shares or other securities with the approval of Shareholders holding more than 50% of the issued Shares. No Shareholder shall have a pre-emptive or participation right unless the approving majority expressly grants such right for a particular issuance.

6.2	New Shares or securities may be issued on such price and terms as are approved by Shareholders holding more than 50% of the issued Shares, subject to applicable law.

6.3	Without limitation, issuances may include employee incentive awards, acquisition consideration, conversion securities, strategic investments, financing transactions, capitalizations, subdivisions or other bona fide corporate purposes.

7.	TRANSFER RESTRICTIONS

7.1	SXB and Yiwu Yanghan may not transfer, pledge or otherwise dispose of any Shares without the prior written consent of AZLL. AZLL may transfer, pledge or otherwise dispose of any or all of its Shares without the consent of any other Shareholder, subject only to Clause 9 and applicable law.

7.2	AZLL may transfer Shares to any Affiliate or third-party, provided that a transferee becoming a Shareholder signs a deed of adherence. SXB and Yiwu Yanghan may transfer Shares to a wholly owned Affiliate only with AZLL’s prior written consent, after all unpaid subscription amounts have been paid and the transferee has signed a deed of adherence.

7.3	Any transfer proposed by SXB or Yiwu Yanghan is subject to AZLL’s prior written consent and AZLL’s right of first refusal under Clause 8. A transfer by AZLL is not subject to Clause 8.

8.	RIGHT OF FIRST REFUSAL

8.1	If SXB or Yiwu Yanghan wishes to transfer any Shares to a third-party, it shall first give AZLL written notice stating the number of Shares, price, buyer identity and all material terms.

8.2	AZLL shall have 20 Business Days to elect to purchase all or any portion of the offered Shares on those terms or to designate an Affiliate or other person to purchase them.

8.3	Any Shares not purchased may be sold to the identified third-party only with AZLL’s prior written consent, within 45 days, and on terms no more favorable than those offered to AZLL. If the sale is not completed within that period, the transfer process must be repeated.

9.	TAG-ALONG AND DRAG-ALONG

9.1	If AZLL proposes to transfer all of its Shares to a third party that is not a Related Party of AZLL in a single transaction resulting in a change of Control, SXB and Yiwu Yanghan may require the buyer to purchase all, but not less than all, of their Shares on the same price per Share and substantially the same terms, provided that the exercise of this right does not delay, condition or otherwise interfere with the transaction and is made within five Business Days after notice from AZLL.

9.2	If AZLL approves a bona fide sale of all or a majority of the issued Shares, a merger, consolidation, sale of all or substantially all assets, or any other transaction resulting in a change of Control, AZLL may require every other Shareholder to sell, transfer, exchange or otherwise dispose of all or the applicable proportion of its Shares on the terms determined by AZLL. Each minority Shareholder shall take all actions and execute all documents reasonably requested to complete the transaction, shall receive the same price per Share for Shares of the same class, and shall not be required to give warranties other than as to title, authority and capacity or incur liability exceeding its sale proceeds, except for its own fraud.

10.	DIVIDENDS AND FUNDING

10.1	Dividends may be declared only in accordance with applicable law and the Articles. No Shareholder may compel a dividend, and the Company may retain earnings for working capital, development, financing, acquisitions and growth.

10.2	No Shareholder is required to provide additional funding or guarantees. Additional funding may be provided through equity, shareholder loans or third-party financing approved in accordance with Clause 3.

11.	SOFTWARE AND INTELLECTUAL PROPERTY

11.1	The Company shall own the Software contributed at Closing, subject to the perpetual internal-use license retained by MSS and its subsidiaries under the Formation Agreement.

11.2	Intellectual property created by employees or contractors of the Company in the course of their engagement shall, to the extent legally permissible, be owned by the Company under appropriate written agreements.

11.3	No Shareholder obtains a license to the Software merely by holding Shares.

12.	CONFIDENTIALITY AND NON-USE

12.1	Each Shareholder shall keep confidential all non-public information concerning the Company, the Software, customers, suppliers, finances and business plans, and shall use it only to monitor and exercise rights relating to its investment.

12.2	This obligation does not apply to information that is public without breach, was lawfully known, is independently developed, or must be disclosed by law, regulation, court order, audit or professional obligation.

12.3	MSS and AZLL may disclose information as required for consolidated reporting, SEC compliance, Nasdaq compliance, financing, audit, valuation and internal control purposes.

13.	COMPLIANCE

13.1	The Company and each Shareholder shall comply with applicable anti-bribery, anti-money-laundering, sanctions, export-control, data-protection and beneficial-ownership laws relevant to its activities.

13.2	Each Shareholder shall promptly provide know-your-customer and beneficial-ownership information reasonably requested by the Company, its bank, auditors or professional advisers.

14.	TERM AND TERMINATION

14.1	This Agreement shall take effect upon the later of: (a) its execution by the Company and all Shareholders after incorporation; and (b) completion of the initial allotment and issuance of the Shares under the Formation Agreement. It shall continue until the earliest of: (i) one person holding all Shares; (ii) completion of a sale of all Shares; (iii) the Company’s dissolution; or (iv) written agreement of all Shareholders.

14.2	Clauses concerning confidentiality, accrued rights, dispute resolution and any provision intended to survive shall continue after termination.

15.	GENERAL

15.1	This Agreement and the Formation Agreement contain the entire agreement concerning the subject matter. Before this Agreement becomes effective, the Agreed Form may be amended only in accordance with the Formation Agreement. After this Agreement becomes effective, an amendment requires the Company and Shareholders holding more than 50% of the issued Shares, except to the extent a higher threshold is mandatorily required by applicable law. No amendment may reduce a Shareholder’s accrued right to receive a declared distribution or completed sale proceeds without that Shareholder’s consent.

15.2	A person acquiring Shares must sign a deed of adherence before registration as a member, except where the transfer is effected by operation of law and the Company is legally required to register it.

15.3	Notices shall be delivered to the addresses most recently notified to the Company. Email is permitted if no delivery failure notice is received.

15.4	This Agreement may be signed in counterparts and electronically. If a provision is invalid, it shall be modified to the minimum extent necessary without affecting the remainder.

16.	GOVERNING LAW AND DISPUTE RESOLUTION

16.1	This Agreement and any non-contractual obligations arising from it are governed by Hong Kong law.

16.2	Any dispute not resolved by good-faith negotiation within 20 Business Days shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under its administered arbitration rules. The seat is Hong Kong, the tribunal shall consist of one arbitrator, and the language shall be English. A Party may seek interim relief from a court of competent jurisdiction.

[Signature Page Follows]

SIGNATURES

The Parties have executed this Agreement as of the date first written above.

AZLL LLC

By:
Name:
Title:

HANGZHOU SHENGXIANBAO TECHNOLOGY CO., LTD.

By:
Name:
Title:

YIWU YANGHAN E-COMMERCE FIRM

By:
Name:
Title:

MAISON AI LIMITED

By:
Name:
Title:

SCHEDULE 1 - SHAREHOLDERS AND HOLDINGS

Shareholder	Shares	Percentage	Status at Closing
AZLL	200	90.0901%	Fully paid upon effective Software contribution
SXB	11	4.9550%	Partly paid until US$110,000 is paid in full
Yiwu Yanghan	11	4.9550%	Partly paid until US$110,000 is paid in full
Total	222	100.0000%

SCHEDULE 2 - FORM OF DEED OF ADHERENCE

To: Maison AI Limited and each Party to the Shareholders Agreement dated [●] 2026.

The undersigned agrees to become a Party to, and to be bound by, the Shareholders Agreement as a Shareholder as if originally named in it. Capitalized terms have the meanings given in that agreement.

Name of transferee: ____________________________

Jurisdiction / registration number: ____________________________

Address: ____________________________

Number and Class of Shares acquired: ____________________________

Date: ____________________________

By: ____________________________

Name: ____________________________

Title: ____________________________